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                                 EXHIBIT (1)(A)

                               THE CARDINAL GROUP

                              DECLARATION OF TRUST

                           DATED AS OF MARCH 23, 1993

                              THE CARDINAL GROUP

                             DECLARATION OF TRUST


                               Table of Contents

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
ARTICLE I   NAME, PRINCIPAL OFFICE AND DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

  Section 1.1  Name and Principal Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  Section 1.2  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II  PURPOSES OF TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE III   THE TRUSTEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

  Section 3.1  Number, Designation, Election, Term, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

   (a)   Initial Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
   (b)   Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
   (c)   Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
   (d)   Resignation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
   (e)   Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
   (f)   Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
   (g)   Effect of Death, Resignation, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
   (h)   No Accounting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

  Section 3.2  Powers of Trustees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

   (a)   Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
   (b)   Disposition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
   (c)   Distribution of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
   (d)   Ownership Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
   (e)   Subscription . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
   (f)   Form of Holding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
   (g)   Allocation of Assets, Liabilities and Expenses to Series or Sub-Series . . . . . . . . . . . . . . . .    6
   (h)   Reorganization, Merger and Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
   (i)   Voting Trusts, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
   (j)   Compromise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
   (k)   Partnerships, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
   (l)   Borrowing and Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
   (m)   Guarantees, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
   (n)   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
   (o)   Pensions, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
   (p)   Corporate Acts or Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

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
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
  Section 3.3  Certain Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

   (a)   Advisory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
   (b)   Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
   (c)   Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
   (d)   Custodian and Depository . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
   (e)   Transfer and Dividend Disbursing Agency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
   (f)   Shareholder Servicing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
   (g)   Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

  Section 3.4  Payment of Fund Expenses and Compensation
               of Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

ARTICLE IV     SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

  Section 4.1  Description of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  Section 4.2  Establishment and Designation of Series and Sub-Series.  . . . . . . . . . . . . . . . . . . . . . . . . .   13

   (a)   Assets Belonging to a Series . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
   (b)   Liabilities Belonging to a Series  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
   (c)   Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
   (d)   Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
   (e)   Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
   (f)   Redemption by Shareholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
   (g)   Redemption by Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
   (h)   Net Asset Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
   (i)   Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
   (j)   Equality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
   (k)   Fractions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
   (l)   Conversion Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

  Section 4.3  Ownership of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  Section 4.4  Investments in the Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  Section 4.5  No Preemptive Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  Section 4.6  Status of Shares and Limitation of Personal Liability  . . . . . . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE V      SHAREHOLDERS' VOTING POWERS AND MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

  Section 5.1  Voting Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
  Section 5.2  Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  Section 5.3  Record Dates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  Section 5.4  Quorum and Required Vote   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  Section 5.5  Action by Written Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  Section 5.6  Inspection of Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21

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
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  Section 5.7  Additional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22

ARTICLE VI     LIMITATION OF LIABILITY; INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22

  Section 6.1  Trustees, Shareholders, etc.  Not Personally Liable; Notice  . . . . . . . . . . . . . . . . . . . . . . .    22
  Section 6.2  Trustee's Good Faith Action; Expert Advice; No Bond or Surety  . . . . . . . . . . . . . . . . . . . . . .    22
  Section 6.3  Indemnification of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
  Section 6.4  Indemnification of Trustees, Officers,  etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23
  Section 6.5  Advances of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
  Section 6.6  Indemnification Not Exclusive, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
  Section 6.7  Liability of Series . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25

ARTICLE VII   MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     25

  Section 7.1  Duration and Termination of Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
  Section 7.2  Sale or Disposition of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
  Section 7.3  Merger or Consolidation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
  Section 7.4  Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
  Section 7.5  Filing of Copies; References; Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  Section 7.6  Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

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                              THE CARDINAL GROUP

                             DECLARATION OF TRUST
                             --------------------


  DECLARATION OF TRUST made at Columbus, Ohio, as of the 23rd day of March, 1993, by the Trustees hereunder, and by the holders of Shares of beneficial interest to be issued hereunder as hereinafter provided.

                                 WITNESSETH:

  WHEREAS, the Trust has been formed to carry on the business of an investment company; and

  WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of an Ohio business trust in accordance with the provisions of Chapter 1746, Ohio Revised Code, and as hereinafter set forth.

  NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of Shares of beneficial interest in this Trust as hereinafter set forth.


                                  ARTICLE I
                                  ---------

                    NAME, PRINCIPAL OFFICE AND DEFINITIONS
                    --------------------------------------

  SECTION 1.1 NAME AND PRINCIPAL OFFICE. The Trust shall be known as "The Cardinal Group" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine. The principal office of the Trust is located in Columbus, Ohio.

  SECTION 1.2 DEFINITIONS. Whenever used herein, unless otherwise required by the context or specifically provided:

   (a) The "By-Laws" shall mean the By-Laws of the Trust as amended from time to time;

   (b)   "Commission" shall have the meaning given it in the 1940 Act;

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   (c)  "Declaration of Trust" shall mean this Declaration of Trust as amended or restated from time to time;

   (d) The "1940 Act" refers to the Investment Company Act of 1940, the Rules, Regulations and any Orders of the Commission applicable to the Trust thereunder, all as amended from time to time;

   (e) "Series" refers to a series of Shares established and designated under or in accordance with the provisions of Article IV;

   (f) "Share" or "Shares" refers to the transferable unit or units of interest into which the beneficial interest in the Trust or any Series of the Trust (as the context may require) shall be divided from time to time;

   (g) "Shareholder" or "Shareholders" means a record owner or owners of a Share or Shares;

   (h) "Sub-Series" refers to one or more classes or sub-series of Shares established and designated under or in accordance with the provisions of
Article IV.

   (i) The "Trust" refers to the Ohio business trust established by this Declaration of Trust, as amended from time to time; and

   (j) "Trustee" or "Trustees" refers to the trustee or trustees of the Trust named herein or selected in accordance with Article III.


                                  ARTICLE II
                                  ----------

                              PURPOSES OF TRUST
                              -----------------

  The purposes of the Trust are to operate as an investment company as defined in the 1940 Act and to engage in any lawful act or activity for which business trusts may be formed under Chapter 1746, Ohio Revised Code.

                                 ARTICLE III
                                 -----------

                                 THE TRUSTEES
                                 ------------

  SECTION 3.1  NUMBER, DESIGNATION, ELECTION, TERM, ETC.

   (a) INITIAL TRUSTEES. Upon their execution of this Declaration of Trust or a counterpart hereof or some other writing in which they accept such trusteeship and agree to the provisions hereof, Walter R. Chambers and John
  L. Schlater shall become the initial Trustees of the Trust.


   (b) NUMBER. The Trustees serving as such, whether named above or hereafter becoming a Trustee, may increase or decrease the number of Trustees to a number other than the number theretofore determined. A Trustee shall qualify by accepting in writing his election or appointment and agreeing to be bound by the Declaration of Trust. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (e) of this
  Section 3.1. Except as set forth in subsection (f) of this Section 3.1, Trustees (other than the Initial Trustees described in Section 3.1(a)) shall be elected by the Shareholders, who shall vote as a single class and not by Series and at such times as the Trustees shall determine that such election is required by the 1940 Act or is otherwise advisable.

   (c) TERM. Each Trustee, whether named above or hereafter becoming a Trustee, shall serve as a Trustee during the continued lifetime of the Trust until he dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees, and until the election and qualification of his successor.

   (d) RESIGNATION. Any Trustee may resign his trust as a Trustee, by written instrument signed by him and delivered to the other Trustees or to any officer of the Trust or at a meeting of the Trustees, and such resignation shall take effect upon such delivery or upon such later date as is specified in such instrument.

   (e) REMOVAL. Any Trustee may be removed with or without cause at any time either by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date upon which such removal shall become effective, or by the Shareholders at any meeting called for that purpose. No Trustee shall be entitled to any damages on account of such removal.

   (f) VACANCIES. Any vacancy or anticipated vacancy resulting from any reason, including without limitation the death, resignation, removal or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees by the Trustees, may (but need not unless required by the 1940 Act) be filled either by a majority of the remaining Trustees through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine (unless a shareholder election is required by the 1940 Act) or by the election by the Shareholders, at a meeting called for the purpose, of a person to fill such vacancy, and such appointment or election shall be effective upon the written acceptance of the person named therein to serve as a Trustee and agreement by such person to be bound by the provisions of this Declaration of Trust, except that any such appointment or election in anticipation of a vacancy to occur by reason of resignation or increase in number of Trustees to be effective at a later date shall become effective only at or after the effective date of said resignation or increase in number of Trustees. As soon as any Trustee so appointed or elected shall have accepted such appointment or election and shall have agreed in writing to be bound by this Declaration of Trust and the appointment or election is effective, the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act of conveyance.

     Notwithstanding the foregoing, to the extent the Trust adopts and implements a written plan pursuant to Rule 12b-1 under the 1940 Act, and so long as otherwise required by the 1940 Act, the selection and nomination of Trustees who are not "interested persons" of the Trust as defined in the 1940 Act, shall be committed to the discretion of the Trustees who are not "interested persons," as so defined.

   (g) EFFECT OF DEATH, RESIGNATION, ETC. The death, resignation, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul or terminate the Trust or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of trust.

   (h) NO ACCOUNTING. Except to the extent required by the 1940 Act or under circumstances which would justify his removal for cause, no person ceasing to be a Trustee as a result of his death, resignation, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

  SECTION 3.2 POWERS OF TRUSTEES. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purposes of the Trust. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may as they consider appropriate elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing; they may appoint from their own number, define the responsibility and authority of, and terminate, any one or more committees consisting of two or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine; in accordance with Section 3.3 they may employ one or more Advisers, Administrators, Depositories and Custodians and may authorize any Depository or Custodian to employ sub-custodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments, retain transfer, dividend, accounting and Shareholder servicing agents or any of the foregoing, provide for the distribution of Shares by the Trust through one or more distributors, principal underwriters or otherwise, set record dates or times for the determination of Shareholders or various of them with respect to various matters; they may compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate; and in general they may delegate to any officer of the Trust, to any committee of the Trustees and to any employee, adviser, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

  Without limiting the foregoing and to the extent not inconsistent with the 1940 Act or other applicable law, the Trustees shall have power and authority:

   (a) INVESTMENTS. To invest and reinvest cash and other property, and to hold cash or other property uninvested without in any event being bound or limited by any present or future law or custom in regard to investments by trustees;

   (b) DISPOSITION OF ASSETS. To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

   (c) DISTRIBUTION OF SECURITIES. To act as a distributor of shares and as underwriter of, or broker or dealer in, securities or other property;

   (d) OWNERSHIP POWERS. To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities, debt instruments or property as the Trustees shall deem proper;

   (e) SUBSCRIPTION. To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or debt instruments;

   (f) FORM OF HOLDING. To hold any security, debt instrument or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, sub-custodian or other depository or a nominee or nominees or otherwise;

   (g) ALLOCATION OF ASSETS, LIABILITIES AND EXPENSES TO SERIES OR SUB-SERIES. To allocate assets, liabilities and expenses of the Trust to a particular Series or Sub-Series of Shares or to apportion the same among two or more Series or Sub-Series, provided that any liabilities or expenses incurred by a particular Series or Sub-Series of Shares shall be payable solely out of the assets of that Series;

   (h) REORGANIZATION, MERGER AND CONSOLIDATION. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer the security or debt instrument of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale or property by such corporation or issuer, and to pay calls or subscriptions with respect to any security or debt instrument held in the Trust;

   (i) VOTING TRUSTS, ETC. To join with other holders of any securities or debt instruments in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

   (j) COMPROMISE. To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

   (k) PARTNERSHIPS, ETC. To enter into joint ventures, general or limited partnerships and any other combinations or associations;

   (l) BORROWING AND SECURITY. To borrow funds and to mortgage and pledge the assets of the Trust or any part thereof to secure obligations arising in connection with such borrowing;

   (m) GUARANTEES, ETC. To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

   (n) INSURANCE. To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters, or independent contractors, or any thereof (or any person connected therewith), of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the

  Trust would have the power to indemnify such person against such liability;

   (o) PENSIONS, ETC. To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

   (p) CORPORATE ACTS OR ACTIVITIES. To engage in any other lawful act or activity in which corporations organized under Chapter 1701, Ohio Revised Code, may engage.

  Except as otherwise provided by the 1940 Act or other applicable law, this Declaration of Trust or the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum, consisting of at least a majority of the Trustees then in office, being present), within or without Ohio, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office (or such larger or different number as may be required by the 1940 Act or other applicable law).

  SECTION 3.3 CERTAIN CONTRACTS. Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more exclusive or non-exclusive contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other types of organizations, or individuals ("Contracting Party") to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or of the Trust and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine appropriate:

   (a) ADVISORY. Subject to the general supervision of the Trustees and in conformity with the stated policy of the Trustees with respect to the investments of the Trust or of the assets belonging to a Series of Shares (as that phrase is defined in subsection (a) of Section 4.2), to manage such investments and assets, make investment decisions with respect thereto, and to place purchase and sale orders for portfolio transactions relating to such investments and assets;

      (b) ADMINISTRATION. Subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Trust, to supervise all or any part of the operations of the Trust, and to provide all or any part of the administrative and clerical personnel, office space and office equipment and services appropriate for the efficient administration and operations of the Trust;

      (c) DISTRIBUTION. To distribute the Shares of the Trust, to be principal underwriter of such Shares, and/or to act as agent of the Trust in the sale of Shares and the acceptance or rejection of orders for the purchase of Shares;

      (d) CUSTODIAN AND DEPOSITORY. To act as depository for and to maintain custody of the property of the Trust and accounting records in connection therewith;

      (e) TRANSFER AND DIVIDEND DISBURSING AGENCY. To maintain records of the ownership of outstanding Shares, the issuance and redemption and the transfer thereof, and to disburse any dividends declared by the Trustees and in accordance with the policies of the Trustees and/or the instructions of any particular Shareholder to reinvest any such dividends;

      (f) SHAREHOLDER SERVICING. To provide service with respect to the relationship of the Trust and its Shareholders, records with respect to Shareholders and their Shares, and similar matters; and

      (g) ACCOUNTING. To handle all or any part of the accounting responsibilities, whether with respect to the Trust's properties, Shareholders or otherwise.

The same person may be the Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust and/or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties and responsibilities provided for, including provisions that are not inconsistent with the 1940 Act relating to the standard of duty of and the rights to indemnification of the Contracting Party and others, as the Trustees may determine. Nothing herein shall preclude, prevent or limit the

Trust or a Contracting Party from entering into sub-contractual arrangements relative to any of the matters referred to in Sections 3.3(a) through (g) hereof.

  Subject to the provisions of the 1940 Act, the fact that:

     (a) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any Contracting Party, or of or for any parent or affiliate of any Contracting Party or that the Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust, or that

     (b) any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or has other business or interests, shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Trust and/or the Trustees or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders, provided that in the case of any relationship or interest referred to in the preceding clause (a) on the part of any Trustee or officer of the Trust either (i) the material facts as to such relationship or interest have been disclosed to or are known by the Trustees not having any such relationship or interest and the contract involved is approved in good faith by a majority of such Trustees not having any such relationship or interest (even though such unrelated or disinterested Trustees are less than a quorum of all of the Trustees), (ii) the material facts as to such relationship or interest and as to the contract have been disclosed to or are known by the Shareholders entitled to vote thereon and the contract involved is specifically approved in good faith by vote of the Shareholders, or
(iii) the specific contract involved is fair to the Trust as of the time it is authorized, approved or ratified by the Trustees or by the Shareholders.

  SECTION 3.4 PAYMENT OF FUND EXPENSES AND COMPENSATION OF TRUSTEES. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series or Sub-Series that may be established and designated pursuant to Article IV, as the Trustees deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or advisers, administrator, distributor, principal underwriter, auditor, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, Shareholder servicing agent, and such other agents, consultants and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Trust for their services as Trustees and may fix the amount of such compensation.


                                   ARTICLE IV
                                   ----------
                                     SHARES
                                     ------
  SECTION 4.1 DESCRIPTION OF SHARES. The beneficial interest in the Trust shall be divided into Shares, all without par value and, except as hereinafter set forth, of one class, but the Trustees shall have the authority from time to time, without the approval of Shareholders and upon the amendment of the Declaration of Trust, to divide the class of Shares into two or more Series of Shares (in addition to the Series initially established and designated in Section 4.2), as they deem necessary or desirable, to establish and designate such Series, and to fix, determine and amend the relative rights and preferences as between the different Series of Shares as to right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions,conversion rights, and conditions under which the several Series shall have separate voting rights or no voting rights and such other matters as the Trustees deem appropriate. Except as aforesaid all Shares of the different Series shall be identical.

  The Shares of each Series may be issued or reissued from time to time in one or more classes or Sub-Series, as determined by the Board of Trustees without the approval of Shareholders and upon the amendment of the Declaration of Trust. Each Sub-Series shall be appropriately designated by some distinguishing letter, number or title. All Shares within a Sub-Series shall be alike in every particular. All Shares of each Series shall be of equal rank and have the same powers, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions without distinction between the Shares of different Sub-Series thereof, except such differences among such Sub-Series as the Board of Trustees shall from time to time determine to be appropriate and necessary to comply with the 1940 Act and other applicable laws, including differences in the allocation of expenses, right of redemption, rate or rates of dividends or distributions, conversion rights and separate voting rights. The Board of Trustees is hereby empowered to classify or reclassify from time to time any unissued Shares of each Series by fixing or altering the terms thereof and by assigning such unissued Shares to an existing or newly created Sub-Series. In addition, the Board of Trustees is empowered, without shareholder approval, (a) to classify all or any part of the issued Shares of any Series to make them part of an existing or newly created Sub-Series, and
(b) to redesignate any issued Shares of any Series by assigning a distinguishing letter, number or title to such Shares.

  The number of authorized Shares and the number of Shares of each Series and Sub-Series that may be issued is unlimited, and the Trustees may issue Shares of any Series for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable (but may be subject to mandatory contribution back to the Trust as provided in subsection (h) of Section 4.2). The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series into one or more Series that may be established and designated from time to time. The Trustees may hold as treasury Shares (of the same or some other Series), reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series reacquired by the Trust.

  The Trustees may from time to time close the transfer books or establish record dates and times for the purposes of determining the holders of Shares entitled to be treated as such, to the extent provided or referred to in
Section 5.3.

  The establishment and designation of any Series of Shares in addition to those initially established and designated in Section 4.2, or of any Sub-Series of Shares, shall be effective upon the amendment of the Declaration of Trust, which may take place without Shareholder approval, setting forth the establishment and designation and relative rights and preferences of such Series or Sub-Series. At any time that there are no Shares outstanding of any particular Series or Sub-Series previously established and designated the Trustees may by an amendment to the Declaration of Trust and without Shareholder approval abolish that Series or Sub-Series and the establishment and designation thereof.

  Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of any Series of the Trust to the same extent as if such person were not a Trustee, officer, or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Series from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series generally.

  SECTION 4.2 ESTABLISHMENT AND DESIGNATION OF SERIES AND SUB-SERIES. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series or Sub-Series or to classify all or any part of the issued Shares of any Series to make them part of an existing or newly created Sub-Series or to amend the rights and preferences of new or existing Series or Sub-Series, including the following Series, all without Shareholder approval, there are hereby established and designated initial Series of Shares designated Series A, which shall represent interests in Cardinal Balanced Fund, and Series B, which shall represent interests in Cardinal Aggressive Growth Fund. Shares of Series A and Series B and, unless provisions to the contrary are set forth in an amendment of the Declaration of Trust, Shares of each additional Series, shall have the following relative rights and preferences:

    (a) ASSETS BELONGING TO A SERIES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that Series as provided in the following sentence, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series (collectively "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

    The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

    (b) LIABILITIES BELONGING TO A SERIES. The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series are herein referred to as "liabilities belonging to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

    (c) DIVIDENDS. Dividends and distributions on Shares of a particular Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Series, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends and distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (h) of Section 4.2.

     The Trust intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Trust, the Board of Trustees shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Trustees, to enable the Trust to qualify as a regulated investment company and to avoid liability of the Trust for federal income and excise tax in respect to that year. However, nothing in the foregoing shall limit the authority of the Board of Trustees to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Trust for such tax.

   (d) LIQUIDATION. In event of the liquidation and dissolution of the Trust or any one or more of the Series, the Shareholders of each Series that has been established and designated and which is to be liquidated and dissolved shall be entitled to receive, as a Series, when and as declared by the Trustees, the excess of the assets belonging to that Series over the liabilities belonging to that Series. The assets so distributable to the Shareholders of any particular Series shall be distributed among such Shareholders in proportion to the number of Shares of that Series held by them and recorded on the books of the Trust.

   (e) VOTING. All Shares of all Series shall have "equal voting rights" as provided in Section 18(i) of the Investment Company Act of 1940, as amended, except as otherwise permitted by the 1940 Act, including Rule 18f-2 thereunder. The holder of each of the Shares shall be entitled to one vote for each dollar of value attributable thereto. On each matter submitted to a vote of the Shareholders, all Shares of all Series shall vote as a single class ("Single Class Voting"), provided, however, that (a) as to any matter with respect to which a separate vote of any Series is required by the 1940 Act, such requirements as to a separate vote by that Series shall apply in lieu of Single Class Voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more Series, then, subject to
  (c) below, the Shares of all other Series shall vote as a single class; and
  (c) as to any matter which does not affect the interest of a particular Series, only the holders of Shares of the one or more affected Series shall be entitled to vote.

   (f) REDEMPTION BY SHAREHOLDER. Each holder of Shares of a particular Series shall have the right at such times as may be permitted by the Trust, but no less frequently than once each week, to require the Trust to redeem all or any part of his Shares of that Series at a redemption price equal to the net asset value per Share of that Series next determined in accordance with subsection (h) of this Section 4.2 after the Shares are properly tendered for redemption. Payment of the redemption price shall be in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may make payment wholly or partly in securities or other assets belonging to the Series of which the Shares being redeemed are part at the value of such securities or assets used in such determination of net asset value.

     Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Series to require the Trust to redeem Shares of that Series during any period or at any time when and to the extent permissible under the 1940 Act, and such redemption is conditioned upon the Trust having funds or property legally available therefor.

   (g) REDEMPTION BY TRUST. Each Share of each Series that has been established and designated is subject to redemption by the Trust at the redemption price which would be applicable if such Share was then being redeemed by the Shareholder pursuant to subsection (f) of this Section 4.2:
  (i) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to all or any of the holders of the Shares, or any Series thereof, of the Trust, or (ii) upon such other conditions as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the Trust applicable to such Shares or any Series thereof with respect to maintenance of Shareholder accounts of a minimum amount. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

   (h) NET ASSET VALUE. The net asset value per Share of the Shares of any Series shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities belonging to that Series) by the total number of Shares of that Series outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

     The Trustees may determine to maintain the net asset value per Share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that Series as dividends payable in additional Shares of that Series at the designated constant dollar amount and for the handling of any losses attributable to that Series. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Trust attributable to that Series his pro rata portion of the total number of Shares required to be cancelled in order to permit the net asset value per Share of that Series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have agreed, by his investment in any Series with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

   (i) TRANSFER. All Shares of each particular Series shall be transferable, but transfers of Shares of a particular Series will be recorded on the Share transfer records of the Trust applicable to that Series only at such times as Shareholders shall have the right to require the Trust to redeem Shares of that Series and at such other times as may be permitted by the Trustees.

   (j) EQUALITY. Except as otherwise may be set forth in this Declaration of Trust all Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal to each other Share of that Series; but the provisions of this sentence shall not restrict any distinctions permissible under subsection (c) of this Section 4.2 that may exist with respect to dividends and distributions on Shares of the same Series. The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Shares of any other Series.

   (k) FRACTIONS. Any fractional Share of any Series, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole share of that Series, including with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

   (l) CONVERSION RIGHTS. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Series shall have the right to convert said Shares into Shares of one or more other Series in accordance with such requirements and procedures as may be established by the Trustees.

  SECTION 4.3 OWNERSHIP OF SHARES. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series and Sub-Series that has been established and designated. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust which are kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Series and Sub-Series held from time to time by each such Shareholder.

  SECTION 4.4 INVESTMENTS IN THE TRUST. The Trustees may accept investments in the Trust from such persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

  SECTION 4.5 NO PREEMPTIVE RIGHTS. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

  SECTION 4.6 STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.


                                   ARTICLE V
                                   ---------
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS
                    ----------------------------------------
  SECTION 5.1 VOTING POWERS. The Shareholders shall have power, and shall be entitled, to vote only (i) for the election or removal of Trustees as provided in Section 3.1, (ii) with respect to any contract with a Contracting Party as provided in Section 3.3 as to which Shareholder approval is required by the 1940 Act, (iii) with respect to any termination or reorganization of the Trust or any Series to the extent and as provided in Sections 7.1, 7.2 and 7.3, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Section 7.4, (v) to the same extent as the stockholders of an Ohio corporation organized under Chapter 1701, Ohio Revised Code, as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees otherwise may consider necessary or desirable. There shall be no cumulative voting in the election of any Trustee or Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden or proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

  SECTION 5.2 MEETINGS. Meetings of the Shareholders of Trust or of any one or more of its Series or Sub-Series may be called by the Trustees, and shall be called by the Trustees whenever required by law or upon the written request of holders of at least twenty percent of all votes attributable to the outstanding Shares of the Trust or, as applicable, any one or more of its Series or Sub-Series, entitled to vote.

  Written notice, stating the place, day, and hour of each meeting of Shareholders and the general nature of the business to be transacted, shall be given by, or at the direction of, the person calling the meeting to each Shareholder of record entitled to vote at the meeting at least ten days prior to the day named for the meeting, unless in a particular case a different period of notice is required by law.

  SECTION 5.3 RECORD DATES. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than 90 days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or (subject to any provisions permissible under subsection (c) of Section 4.2 with respect to dividends or distributions on Shares that have not been ordered and/or paid for by the time or times established by the Trustees under the applicable dividend or distribution program or procedure then in effect) to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

  SECTION 5.4 QUORUM AND REQUIRED VOTE. At any meeting of the Shareholders at which the only actions to be taken are actions permitted by the 1940 Act to be taken by vote of all Shareholders of the Trust, voting together, a quorum for the transaction of business shall consist of a majority represented in person or by proxy of all votes attributable to the outstanding Shares (without regard to individual Series or Sub-Series) entitled to vote with respect to the matters; provided, however, that at any meeting at which the only actions to be taken are actions involving matters required by the 1940 Act to be taken by vote of the Shareholders of one or more individual Series or Sub-Series, voting separately by Series or Sub-Series, a quorum with respect to such matters shall consist of a majority of all votes attributable to the outstanding Shares of such individual Series or Sub-Series entitled to vote thereon, and provided further that at any meeting at which the actions to be taken shall have been determined by the Board of Trustees to include both actions permitted by the 1940 Act to be voted on by all Shareholders of the Trust, voting together, and actions required by the 1940 Act to be voted on by the Shareholders of one or more of the Series or Sub-Series, voting separately by Series or Sub-Series, the meeting shall be divided into the number of meetings equal to the number of matters being voted upon and a quorum shall be determined by issue or matter to be voted on as set forth in the foregoing provisions; and provided further, that reasonable adjournments of such meeting or meetings or any portion thereof until a quorum is obtained may be made by a vote attributable to the Shares present in person or by proxy and entitled to vote on the matter or matters.

  A majority of the votes shall decide any question and a plurality shall elect a Trustee, subject to any applicable requirements of law or of this Declaration of Trust or the By-Laws; provided, however, that when any provision of law or of this Declaration of Trust requires the holders of Shares of any particular Series or Sub-Series to vote by Series or Sub-Series and not in the aggregate with respect to a matter, then a majority of all votes attributable to the outstanding Shares of that Series or Sub-Series shall decide such matter insofar as that particular Series or Sub-Series shall be concerned.

  SECTION 5.5 ACTION BY WRITTEN CONSENT. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such other proportion thereof as shall be required by the 1940 Act or by any express provision of this Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

  SECTION 5.6 INSPECTION OF RECORDS. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted stockholders of an Ohio corporation organized under Chapter 1701, Ohio Revised Code.

  SECTION 5.7 ADDITIONAL PROVISIONS. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters not inconsistent with the provisions hereof.


                                   ARTICLE VI
                                   ----------
                    LIMITATION OF LIABILITY; INDEMNIFICATION
                    ----------------------------------------
  SECTION 6.1 TRUSTEES, SHAREHOLDERS, ETC. NOT PERSONALLY LIABLE; NOTICE. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only by or for the Trust or the Trustees and not personally. Nothing in this Declaration of Trust shall protect any Trustee or officer against any liability to the Trust or the Shareholders to which such Trustee or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer.

  A note, bond, contract, instrument, certificate or undertaking made or issued by the Trust or Trustees or by any officer, employee or agent may give notice that this Declaration of Trust is on file with the Secretary of State of Ohio and may recite to the effect that the same was executed or made by or on behalf of the Trust or by them as Trustee, officer, employee or agent and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, as set forth in Section 1746.13(A), Ohio Revised Code, but the omission thereof shall not operate to bind any Trustee, officer, employee, agent or Shareholder individually.

  SECTION 6.2 TRUSTEE'S GOOD FAITH ACTION; EXPERT ADVICE; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (a) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party authorized by the Trustees pursuant to Section
3.3. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

  SECTION 6.3 INDEMNIFICATION OF SHAREHOLDERS. In case any Shareholder or former Shareholder shall be charged or held to be personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, the Trust (upon proper and timely request by the Shareholder) shall assume the defense against such charge and satisfy any judgment thereon, and the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability.

  SECTION 6.4 INDEMNIFICATION OF TRUSTEES, OFFICERS, ETC. The Trust shall indemnify each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise) (hereinafter referred to as a "Covered Person") against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or settlement or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office ("disabling conduct"). Anything herein contained to the contrary notwithstanding, no Covered Person shall be indemnified for any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject unless (a) a final decision on the merits is made by a court or other body before whom the proceeding was brought that the Covered Person to be indemnified was not liable by reason of disabling conduct or, (b) in the absence of such a decision, a reasonable determination is made, based upon a review of the facts, that the Covered Person was not liable by reason of disabling conduct, by (i) the vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in the 1940 Act nor parties to the proceeding ("disinterested, non-party Trustees"), or (ii) an independent legal counsel in a written opinion.

  SECTION 6.5 ADVANCES OF EXPENSES. The Trust shall advance attorneys' fees or other expenses incurred by a Covered Person in defending a proceeding, upon the undertaking by or on behalf of the Covered Person to repay the advance unless it is ultimately determined that such Covered Person is entitled to indemnification, so long as one of the following conditions is met: (a) the Covered Person shall provide security for his undertaking, (b) the Trust shall be insured against losses arising by reason of any lawful advances, or (c) a majority of a quorum of the disinterested non-party Trustees of the Trust, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

  SECTION 6.6 INDEMNIFICATION NOT EXCLUSIVE, ETC. The right of indemnification provided by this Article VI shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VI, "Covered Person" shall include such person's heirs, executors and administrators. Nothing contained in this Article VI shall affect any rights to indemnification to which personnel of the Trust, other than any Covered Person, may be entitled, by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

  SECTION 6.7 LIABILITY OF SERIES. Liabilities belonging to any Series or Sub-Series of the Trust, including, without limitation, expenses, fees, charges, taxes, and liabilities incurred or arising in connection with a particular Series or Sub-Series, or in connection with the management thereof, shall be paid only from the assets belonging to that Series or Sub-Series.


                                 ARTICLE VII
                                 -----------

                                MISCELLANEOUS
                                -------------

  SECTION 7.1 DURATION AND TERMINATION OF TRUST. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by the vote of Shareholders holding at least a majority of the votes attributable to the outstanding Shares without regard to Series or Sub-Series, or by the Trustees by written notice to the Shareholders. Any Series of Shares may be terminated at any time by vote of Shareholders holding at least a majority of the votes attributable to the outstanding Shares of such Series, without regard to Sub-Series, or by the Trustees by written notice to the Shareholders of such Series.

  Upon termination of the Trust or of any one or more Series, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series involved, ratably according to the number of Shares of such Series held by the several Shareholders of such Series on the date of termination, all as set forth in subsection (d) of Section 4.2.

  SECTION 7.2 SALE OR DISPOSITION OF ASSETS. The Trustees may sell, convey and transfer the assets of the Trust, or the assets belonging to any one or more Series, to another trust, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another Series of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such transfer being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Series the assets of which are so transferred; provided, however, that if shareholder approval is required by the 1940 Act, no assets belonging to any particular Series shall be so transferred unless the terms of such transfer shall have first been approved at a meeting called for that purpose by the affirmative vote of Shareholders holding a majority of the voting power of that Series. Following such transfer, the Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Series the assets belonging to which have so been transferred) among the Shareholders of the Series the assets belonging to which have been so transferred; and if all of the assets of the Trust have been so transferred, the Trust shall be terminated.

  SECTION 7.3 MERGER OR CONSOLIDATION. The Trust or any Series thereof may be a party, with one or more entities (including another Series) to an agreement of merger or consolidation; provided, however, that any such agreement of merger or consolidation shall be approved by the Trustees and, if Shareholder approval is required by the 1940 Act, by the affirmative vote of Shareholders holding a majority of the voting power of the Trust or of each Series affected.

  SECTION 7.4 AMENDMENTS. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees), when authorized so to do by the vote, in accordance with subsection (e) of Section 4.2, of Shareholders holding a majority of the voting power of Shares entitled to vote, except that amendments either (i) establishing and designating any new Series or Sub-Series of Shares and changing the rights of the Shares of any existing or new Series or Sub-Series, or (ii) abolishing any Series or Sub-Series under the circumstances described in Sections 4.1 or 7.1, or having the purpose of changing the name of the Trust or the name of any Series or Sub-Series theretofore established and designated or of conforming the provisions hereof to the requirements of state or federal law or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any provision hereof which is internally inconsistent with any other provision hereof or which is defective or inconsistent with the 1940 Act or with the requirements of the Internal Revenue Code of 1986 and applicable regulations for the Trust's obtaining the most favorable treatment thereunder available to regulated investment companies, shall not require authorization by Shareholder vote. In addition, amendment of this Declaration of Trust as it may affect any one or more Series may be effected by vote of the Trustees at any time when the Trust has no outstanding Shares or Shareholders of such Series. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted.

  SECTION 7.5 FILING OF COPIES; REFERENCES; HEADINGS. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. An original of this instrument and each amendment hereto, or a copy of this instrument and of each amendment hereto certified as true and correct by a Trustee before a Notary Public, shall be filed by the Trust with the Secretary of the State of Ohio, together with the report required by Section 1746.04, Ohio Revised Code.
Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like "herein", "hereof" and "hereunder" shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

  SECTION 7.6 APPLICABLE LAW. This Declaration of Trust is made in the State of Ohio and it is created under and is to be governed by and construed and administered according to the laws of said State, as the same may be amended from time to time, to which reference is made with the intention that matters not specifically covered herein or in the By-Laws or under Chapter 1746, Ohio Revised Code, or as to which an ambiguity may exist thereunder, shall be resolved as if the Trust were an Ohio corporation organized under Chapter 1701, Ohio Revised Code.

  IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Columbus, Ohio for themselves and their assigns, as of the day and year first above written.

                                                 /s/ WALTER R. CHAMBERS
                                                 ______________________________
                                                 Walter R. Chambers


                                                 /s/ JOHN L. SCHLATER
                                                 ______________________________
                                                 John L. Schlater